Execution Copy

FOURTH AMENDMENT TO FORBEARANCE AGREEMENT

Dated as of December 23, 2008

Butler Service Group, Inc.
110 Summit Avenue
Montvale, NJ 07645

Attn: Ed Kopko

Re:

Third Amended and Restated Credit Agreement, dated as of August 29, 2007 (including, all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, as a Lender and Agent for Lenders (the “Agent”), and the other Lenders signatory thereto from time to time.

Ladies and Gentlemen:

          Capitalized terms used in this letter (hereafter referred to as this “Amendment”) and not otherwise defined or limited herein shall have the meanings attributed to such terms in the Forbearance Agreement, dated as of September 29, 2008, among Butler Service Group, Inc., the other Credit Parties signatory thereto and General Electric Capital Corporation, as a Lender and Agent for itself and the Lenders, as amended by that certain First Amendment to the Forbearance Agreement, dated as of October 17, 2008, as further amended by that certain Second Amendment to the Forbearance Agreement, dated as of November 7, 2008, and as further amended by that certain Third Amendment to the Forbearance Agreement, dated as of November 14, 2008 (as further amended, restated or modified, the “Forbearance Agreement”).

          As you are aware, Events of Default and with respect to clauses (e) through (g) below, Forbearance Defaults (as defined in the Forbearance Agreement) (collectively, the “Specified Events of Default”) have occurred and are continuing under Sections 8.1(b), 8.1(c), 8.1(d) and 8.1(f) of the Credit Agreement and under Section A(l) of the Forbearance Agreement arising out of (a) the Borrower’s failure to comply with the minimum Borrowing Availability covenant set forth in clause (d)(i) of Annex G of the Credit Agreement for each of the August 1, 2008, August 15, 2008 and September 12, 2008 testing dates as required to be maintained pursuant to Section 6.10 of the Credit Agreement, (b) the Borrower’s delivery of a Borrowing Base Certificate to Agent on July 22, 2008 which contained certain information which was untrue or incorrect, (c) the Borrower’s failure to promptly pay and discharge all Charges payable by it as required by Section 5.2(a) of the Credit Agreement, (d) the Borrower’s failure to deliver to Agent the financial and other information (other than Borrower’s 10-Q for the Fiscal Quarter ended September 30, 2007) required by Section 4.1(a) and clause (r) of Annex E of the Credit Agreement to be delivered on or prior to September 15, 2008, (e) the Borrower’s failure to deliver to Agent the financial and other information required by Section 4.1(a) and clause (a) of Annex E of the Credit Agreement for the Fiscal Month ended on September 28, 2008 to be

As of December 23, 2008

delivered on or prior to October 28, 2008, (f) the Borrower’s failure to deliver to Agent the financial and other information required by Section 4.1(a) and clause (b) of Annex E of the Credit Agreement for the Fiscal Month ended on September 28, 2008 to be delivered on or prior to November 12, 2008 and (g) the Borrower’s failure to comply with Section 6.1 of the Credit Agreement. There may be other Defaults or Events of Default of which Agent and the Lenders are not currently aware.

          The Borrower and Guarantors have each requested that Agent and Lenders continue to forbear from the exercise of Agent’s and Lenders’ rights and remedies available under the Credit Agreement as a result of the occurrence of the Specified Events of Default. Agent and Requisite Lenders are willing to grant such forbearance upon the terms and subject to the conditions and limitations set forth in this Amendment and the Forbearance Agreement.

A.      Forbearance.

          1.          Agent’s and Lenders’ forbearance provided for in the Forbearance Agreement (as amended by this Amendment) shall be effective only with respect to the Specified Events of Default and shall automatically terminate and cease to be of force and effect, and Agent and Lenders may exercise all of their respective rights and remedies as may be available under the Credit Agreement and under applicable law, upon or after the occurrence of (a) any other Default or Event of Default under the Credit Agreement or any Loan Document (other than the Specified Events of Default and as set forth in Section A3 of this Amendment), (b) a default under the terms of this Agreement, (c) the commencement by Second Lien Collateral Agent of a Standstill Period (as such terms are defined in the Intercreditor Agreement), (d) the commencement by the Second Lien Agent or any Second Lien Claimholder (as such term is defined in the Intercreditor Agreement) of any case, action, claim, lawsuit, demand, investigation or other proceeding against any of the Credit Parties (including without limitation the commencement of an Insolvency or Liquidation Proceeding (as such terms are defined in the Intercreditor Agreement) against any of the Credit Parties), or the taking of any action by the Second Lien Agent or any Second Lien Claimholder in a manner inconsistent with, or in violation of, the Intercreditor Agreement, or (e) the payment by any Credit Party to any Second Lien Claimholder of any interest, principal, expenses, costs or any other amounts in excess of $200,000 in the aggregate (as determined on a cumulative basis from and after the date hereof and as of any date of determination) under any Second Lien Loan Document or any other document, instrument or agreement executed and/or delivered in connection therewith (individually a “Forbearance Default” and, collectively, the “Forbearance Defaults”).

          2.          For the period commencing on September 29, 2008 and ending on November 27, 2008, Borrower and Agent acknowledge and agree that no new Reserves were established nor were any existing Reserves (including the Daily Reserve) increased above the amount of such Reserves which were in effect as of September 29, 2008.

          3.          During the period commencing on the Amendment Effective Date and ending on January 14, 2009, and provided that no Forbearance Default has occurred and that the terms and conditions of this Amendment are satisfied, Agent and Requisite Lenders agree to waive the requirements set forth in (x) clauses (a) through (c) of Annex G of the Credit Agreement solely

As of December 23, 2008

for purposes of determining compliance with Section 6.10 of the Credit Agreement during such period and (y) Section 8.1(n) of the Credit Agreement.

B.      Amendment to the Forbearance Agreement.

           Section A.1 of the Forbearance Agreement is hereby amended as of the Amendment Effective Date by deleting the date “November 21, 2008” set forth in clause (a) thereof and substituting in lieu thereof the date “March 1, 2009”.

C.      Amendments to the Credit Agreement.

          1.     Section 1.9(d) of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting such Section 1.9(d) in its entirety and substituting in lieu thereof the following new Section 1.9(d):

“(d) Borrower agrees to pay to Agent, for the ratable benefit of Revolving Lenders, a non-refundable fee in an amount equal to $10,000 for the first Business Day of each calendar week which the Borrowing Availability for such Business Day is less than $2,000,000, and an additional fee in the amount equal to $2,500 for each Business Day in such calendar week thereafter that the Borrowing Availability remains less than the applicable amount for such Business Day identified above; provided, that for purposes of determining the amount of the minimum Borrowing Availability pursuant to this clause (d), such determination shall be made without regard to clause (ii) of the proviso set forth in clause (d) of Annex G.”

          2.     Section 1.9(e) of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting such Section 1.9(e) in its entirety and substituting in lieu thereof the following new Section 1.9(e):

“(e) Borrower agrees to pay to Agent, for the ratable benefit of Revolving Lenders, a non-refundable fee in an amount equal to $25,000 for each day during which the outstanding principal amount of the Loans exceed the Borrowing Base, which fees shall be payable in immediately available funds on the Commitment Termination Date; provided, however, that the payment of such fee to Agent shall not constitute, or otherwise shall be deemed to constitute, a waiver of any Default or Event of Default which may exist as a result of such excess, or to affect, limit or impair any rights, powers or remedies of Agent or any Lender or any Obligations of Borrower under or in respect of the Credit Agreement.”

          3.     Annex A of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending and restating the following definition in its entirety by deleting such definition and substituting in lieu thereof the following new definition:

As of December 23, 2008

“‘Daily Reserve’ means with respect to the Borrowing Base of Borrower, a reserve against the Borrowing Availability of Borrower in an amount which shall (i) accrue Monday through Friday of each calendar week in daily equal installments of (a) for the period commencing on the Eighth Amendment Effective Date and ending on July 31, 2008, $5,000, (b) for the period commencing on August 1, 2008 and ending on August 31, 2008, $30,000, and (c) for the period commencing on September 1, 2008 and ending on September 28, 2008, $40,000, and (ii) on November 28, 2008, increase by an amount equal to $473,678; provided, that the Daily Reserves shall be increased by an amount equal to fifty percent (50%) of the amount by which the face amount of Letters of Credit are reduced pursuant to the terms thereof (or otherwise cancelled) on terms and conditions satisfactory to Agent, but in no event shall the aggregate amount of Daily Reserves exceed $4,000,000 (the “Daily Reserve Cap”). Commencing on January 1, 2009, Agent may, in its sole discretion, release an amount up to $2,000,000 of such Daily Reserves to be used for working capital needs of Borrower on an “as needed” basis subject to conditions and criteria satisfactory to Agent; provided, that Agent shall retain the right to reinstitute the amount of such Daily Reserves until it reaches the Daily Reserve Cap.”

4. Annex A of the Credit Agreement is amended as of the Amendment Effective Date by deleting the definition “Liquidity Test Date” where it appears in such Annex A.

          5.     Annex G of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending and restating clause (d) of Annex G in its entirety by deleting such clause (d) in its entirety and substituting in lieu thereof the following new clause (d):

“(d)     Minimum Borrowing Availability. Holdings and its Subsidiaries shall maintain Borrowing Availability of not less than $2,000,000; provided, that in determining compliance with this minimum Borrowing Availability covenant, (A) the aggregate amount of Daily Reserves shall be excluded from the definition of “Reserves” for purposes of calculating Borrowing Availability and (B) Borrowing Availability shall be calculated on each Friday of each week as a daily average of the amount of Borrowing Availability for the preceding 5-day period (including for such calculations the Friday such calculation is made).”

D. Forbearance Fee.

          Borrower and the other Credit Parties hereby, jointly and severally agree to pay to Agent, for the ratable benefit of the Lenders, a forbearance fee in the aggregate amount equal to $225,000, which shall be fully earned on the Amendment Effective Date (the “Forbearance Fee”) and payable as follows: (i) $100,000 of the Forbearance Fee shall be due and payable in

As of December 23, 2008

immediately available funds on the Amendment Effective Date and (ii) the remainder of the Forbearance Fee shall be due and payable in immediately available funds on the Commitment Termination Date.

E.       Effectiveness.

          This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”) upon Agent’s receipt of:

          (a)          four (4) fully-executed copies of this Amendment, duly executed and delivered by Agent, Requisite Lenders, Borrower and Guarantors;

          (b)          the portion of the Forbearance Fee due and payable on the Amendment Effective Date;

          (c)          four (4) fully-executed copies of a Joinder Agreement to Third Amended and Restated Credit Agreement, Amended and Restated Subsidiaries Guaranty, Amended and Restated Subsidiaries Security Agreement, and Subsidiary Pledge Agreement, duly executed and delivered by Butler Resources, LLC, a Delaware limited liability company (“Butler Resources”), together with all instruments, documents and agreements executed pursuant thereto (including, without limitation, a UCC-1 financing statement filed in favor of Agent as secured party, listing Butler Resources, as debtor), in each case, in form and substance reasonably satisfactory to Agent;

          (d)          four (4) fully-executed copies of the Counterpart to the Intellectual Property Security Agreement, duly executed and delivered by Butler Resources, together with all instruments, documents and agreements executed pursuant thereto, in form and substance reasonably satisfactory to Agent;

          (e)          four (4) fully-executed copies of a Joinder Agreement to Amended and Restated Subsidiaries Guaranty and Amended and Restated Subsidiaries Security Agreement, duly executed and delivered by Butler Publishing, Inc. (“Butler Publishing”), together with all instruments, documents and agreements executed pursuant thereto, in form and substance reasonably satisfactory to Agent;

          (f)          four (4) fully-executed copies of the Counterpart to the Intellectual Property Security Agreement, duly executed and delivered by Butler Publishing, together with all instruments, documents and agreements executed pursuant thereto, in form and substance reasonably satisfactory to Agent;

          (g)          four (4) fully-executed copies of a Pledge Amendment to Subsidiary Pledge Agreement, duly executed and delivered by Butler Services, Inc., together with all instruments, documents and agreements executed pursuant thereto, in form and substance reasonably satisfactory to Agent; and

As of December 23, 2008

          (h)        four (4) fully-executed copies of the Financial Consultant Side Letter, duly executed and delivered by Agent, Borrower and Guarantors.

F.       Representations and Warranties.

          In consideration of the limited agreement of Agent and the Lenders to forbear from the exercise of their rights and remedies as set forth above, each Credit Party hereby represents and warrants to Agent and the Lenders, as of the date hereof, as follows:

          1.          The execution, delivery and performance of this Amendment by such Credit Party: (a) is within its organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Credit Party’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Credit Party.

          2.          All Loan Documents, including without limitation, this Amendment, the Forbearance Agreement, the Credit Agreement and the Guaranties, constitute legal, valid and binding obligations of each Credit Party party thereto enforceable against each such Credit Party in accordance with the terms thereof. Each Credit Party hereby ratifies and confirms each of the Loan Documents to which such Credit Party is party to and the rights granted thereunder in favor of Agent and the Lenders, including its liability for the Obligations as defined therein.

          3.          This Amendment has been duly executed and delivered by or on behalf of each of Borrower and the other Credit Parties.

          4.          No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing after giving effect to the Forbearance Agreement and this Amendment.

          5.          The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          6.          As of December 23, 2008, the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes equals $1,616,670.51, consisting of (i) $1,604,097.22 in liabilities for unpaid payroll taxes arising out of payroll paid prior to December

As of December 23, 2008

22, 2008, and (ii) $75,926.13 in liabilities for unpaid payroll taxes arising out of payroll paid on December 22, 2008.

G.      Other Representations, Warranties and Covenants.

          1.          The Credit Parties and the Lenders hereby confirm that the decision by Agent and the Lenders to grant the forbearance as outlined in the Forbearance Agreement as amended by this Amendment is not and shall not be deemed to constitute an undertaking by Agent and the Lenders to forbear or refrain from exercising any and all rights and remedies available to them under the Credit Agreement and the other Loan Documents and under applicable law upon the occurrence of any Forbearance Default. Additionally, notwithstanding the agreement of Agent and the Lenders to enter into this Amendment, Agent and the Lenders hereby advise the Credit Parties that, except to the extent of Agent and the Lenders’ forbearance expressly referenced through the Forbearance Period specified in the Forbearance Agreement, Agent and Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents; provided, however, that Agent or the Lenders shall not be required to issue any notices otherwise required by the Credit Agreement with respect to the Specified Events of Default during the term of the Forbearance Agreement.

          2.          Each Credit Party further acknowledges and agrees that: (a) the Specified Events of Default have occurred or will occur and continue, and shall not be deemed to have been waived, cured or eliminated, in whole or in part, by this Amendment or the Forbearance Agreement, and Agent and the Lenders expressly reserve rights with respect to the Specified Events of Default, subject only to the terms in the Credit Agreement, the other Loan Documents and the Forbearance Agreement; (b) the parties have not entered into a mutual disregard of the terms and provisions of the Credit Agreement and the other Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Credit Agreement and the Loan Documents, within the meaning of any applicable law of the State of New York, or otherwise; and (c) as of the date hereof, principal in the amount set forth on Schedule A attached hereto, plus accrued interest was due and owing, by the Borrower under the Credit Agreement and guaranteed by the Guarantors under the Guaranties.

          3.          Each Credit Party expressly acknowledges and agrees that the Credit Agreement and other Loan Documents are valid and enforceable by Agent and the Lenders and expressly reaffirms its obligations under the Credit Agreement and other Loan Documents (including the Guaranties). Each Credit Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents (including the Guaranties) or any of its obligations thereunder, or the validity, priority, enforceability or extent of Agent on behalf of the Lenders’ security interest in or lien against any item of Collateral under the Credit Agreement and other Loan Documents.

          4.          As further consideration to induce Agent and the Requisite Lenders to execute, deliver and perform this Amendment, each Credit Party represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses, counterclaims, demands of any kind, character or nature whatsoever, fixed or contingent, which such Credit Party may have, or claim to have, against the Lenders or Agent in connection with the Credit Agreement and

As of December 23, 2008

Loan Documents, and such Credit Party hereby releases, acquits and forever discharges Agent and each Lender and its respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent, in connection with the Credit Agreement and Loan Documents, that the Credit Party may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Amendment.

          5.          Each Credit Party covenants and agrees that it will continue to pay all Charges in accordance with Section 5.2 of the Credit Agreement from and after the Amendment Effective Date, and that such Credit Party will not permit the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes arising out of payroll paid prior to the date set forth as the “last payroll payment date” in any Borrower certification to Agent or any Lender as to the amount of outstanding payroll taxes to exceed $1,616,670.51. Furthermore, the Borrower covenants and agrees that (i) it shall use its best efforts to negotiate a settlement with the IRS with respect to any unpaid payroll taxes arising out of payroll paid prior to the Amendment Effective Date in form and substance reasonably satisfactory to Agent and (ii) it shall deliver to Agent, on a weekly basis delivered on each Friday, or at such more frequent intervals as Agent may request from time to time, an update of Borrower’s settlement negotiations with the IRS with respect to such unpaid payroll taxes, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

          6.          The Borrower acknowledges and agrees that on or prior to the Amendment Effective Date an Overadvance has occurred on each date set forth on Schedule B attached hereto and that non-refundable fees have accrued and are outstanding in the aggregate amount of $375,000 in accordance with Section 1.9(e) (such fees, collectively, the “Overadvance Fee”). Notwithstanding the requirements of Section 1.9(e), Agent agrees that such Overadvance Fee shall be payable, and Borrower covenants and agrees that it will pay the Overadvance Fee, on the Commitment Termination Date.

          7.          The Borrower covenants and agrees that it shall deliver to Agent the financial and other information (other than Borrower’s 10-Q for the Fiscal Quarter ended September 30, 2007) required by Section 4.1 (a) and clause (r) of Annex E of the Credit Agreement on or prior to February 1, 2009.

          8.          Each Credit Party covenants and agrees that it shall deliver to Agent on or prior to January 15, 2009, or such later date as may be agreed to by Agent in its sole discretion, landlord waivers from the lessor of the leased properties located at 110 Summit Avenue, Montvale, New Jersey 07645 and 1001 Boardwalk Springs Place, Suite 150, O’Fallon, Missouri 63368 in form and substance satisfactory to Agent.

          9.          Each Credit Party covenants and agrees that it shall deliver to Agent, in form and substance reasonably satisfactory to Agent, the items (or undertake the efforts) set forth in clauses (a) through (g) below, on or before January 15, 2009:

As of December 23, 2008

          (a)          a duly completed Security Questionnaire in the form attached hereto as Exhibit A;

          (b)          four (4) fully-executed copies of a Joinder Agreement to Amended and Restated Subsidiaries Security Agreement, duly executed and delivered by Butler of New Jersey Realty Corp. (“Butler New Jersey”), together with all instruments, documents and agreements executed pursuant thereto (including, without limitation, a UCC-1 financing statement filed in favor of Agent as secured party, listing Butler of New Jersey Realty Corp., as debtor);

          (c)          four (4) fully-executed copies of the Counterpart to the Intellectual Property Security Agreement listing all newly registered Trademarks owned by Holdings which are not currently subject to the Intellectual Property Security Agreement, duly executed and delivered by Holdings;

          (d)          original stock certificates and stock powers for the shares of Borrower, Butler Services International, Butler Telecom, Butler Services, Inc., and Butler Utility Service, Inc;

          (e)          (i) an amendment to the Operating Agreement of Butler Resources to provide that (A) the limited liability company interests of Butler Resources shall be evidences by a certificate of a limited liability company interest issued by Butler Resources, and (B) each limited liability company interest in Butler Resources shall constitute a “security” within the meaning of, and governed by Article 8 of the Uniform Commercial Code (including Section 8-102(o) thereof) as in effect from time to time in the State of Delaware and Article 8 of the Uniform Commercial Code of any other applicable jurisdiction, each in form and substance reasonably satisfactory to the Agent and (ii) a certificate of a limited liability interest issued by Butler Resources in the name of the Butler Services, LLC together with an instrument of transfer in the name of Agent, each, with respect to clauses (i) and (ii) above in form and substance reasonably acceptable to Agent;

          (f)          four (4) fully-executed copies of the Counterpart to the Intellectual Property Security Agreement, duly executed and delivered by Butler New Jersey, together with all instruments, documents and agreements executed pursuant thereto, in form and substance reasonably satisfactory to Agent; and

          (g)          a qualification certificate to do business as a foreign entity in New York and a good standing certificate under the laws of New York for Butler Publishing.

          10.          The Agent, Lenders and Credit Parties hereby agree that no later than January 15, 2009 the Agent, Lenders and Credit Parties shall have negotiated, in good faith, and revised the levels included within the Event of Default set forth in Section 8.1(n) of the Credit Agreement and the levels for the financial covenants set forth in clauses (a) through (c) of Annex G for the periods subsequent to September 30, 2008.

          11.          Each Credit Party hereby agrees that to the extent any amendment, forbearance or other modification to the Second Lien Loan Documents is entered into during the Forbearance

As of December 23, 2008

Period, such amendment, forbearance or other modification to the Second Lien Loan Documents shall be in form and substance reasonably satisfactory to Agent.

H.      Miscellaneous.

          1.          Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment and the Forbearance Agreement shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          2.          This Amendment and the Forbearance Agreement, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, and the Forbearance Agreement may not be amended or modified or the Forbearance Period extended unless agreed to in writing executed by all parties signatory to the Forbearance Agreement or as may otherwise be provided for under the terms of the Credit Agreement and the other Loan Documents. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

          3.          This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original Amendment.

          4.          THIS AMENDMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          5.          Time is of the essence for performing all matters set forth in this Amendment.

[Remainder of Page Intentionally Blank]

AGENTS AND REQUISITE LENDERS:	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

	By:	/s/ James H. Kaufman

Its Duly Authorized Signatory

Signature Page to Fourth Amendment to Second Forbearance Agreement

AS BORROWER:

BUTLER SERVICE GROUP, INC.

By:	/s/ Edward Kopko

Name: Edward Kopko
Title: CEO

Signature Page to Fourth Amendment to Second Forbearance Agreement

AS GUARANTORS:

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.
BUTLER RESOURCES, LLC

By:	/s/ Edward Kopko

Name: Edward Kopko
Title: CEO

Signature Page to Fourth Amendment to Second Forbearance Agreement

As of December 23, 2008

SCHEDULE A

As of December 23, 2008, the principal balance due and owing of the Revolving Loan was $24,336,138.69 and the aggregate outstanding Letter of Credit Obligations was $2,689,515.

As of December 23, 2008

SCHEDULE B

OVERADVANCES

Date of Overadvance

July 15, 2008

July 16, 2008

July 17, 2008

July 18, 2008

July 21, 2008

July 22, 2008

July 23, 2008

July 24, 2008

July 25, 2008

July 28, 2008

September 12, 2008

October 14, 2008

October 15, 2008

October 16, 2008

October 17, 2008

As of December 23, 2008

EXHIBIT A

SECURITY QUESTIONNAIRE